Exhibit 99.2

Filed by Enterprise Financial Services Corp
Pursuant to Rule 425 of the Securities Act of 1933
and deemed filed pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

Subject Company: Trinity Capital Corporation
Commission File No.: 001-15373

November 1, 2018
Merger of Enterprise Financial Services Corp and Trinity Capital Corporation

The following Employee Announcement was provided to employees of Enterprise Financial Services Corp in connection with the merger with Trinity Capital Corporation

Email from Jim Lally to Enterprise Bank & Trust Associates
I am writing this afternoon to share the exciting news that Los Alamos National Bank is planning to join us as part of Enterprise Bank & Trust (Enterprise). This is an extraordinary day in the proud history of both Enterprise and Los Alamos.
Los Alamos National Bank (LANB) is probably not a name with which you’re familiar, so to begin, we want to tell you a little more about them. For over five decades, LANB has served as the financial anchor of Northern New Mexico. Headquartered in Los Alamos, New Mexico, LANB is one of the largest locally-owned banks in New Mexico with current assets of $1.3 billion. Through the work of over 200 associates, they offer a full range of banking services that extends into Santa Fe and Albuquerque. With this merger, we are expanding our footprint into New Mexico, which gives us contiguous coverage in two southwestern states and opportunities for continued growth in that region.
As you learn more about LANB, I think you’ll find this is a merger of two highly compatible banks. We share the same core values and commitment to people that are the primary drivers of our success. Our cultures share many of the same attributes... we both care deeply about individual and collective growth, and find deep meaning in the work we do to make a difference in the communities we’re serving. Together, we’ll do just that.
Here are a few key messages you can feel confident sharing with your clients, the community, your family and friends:

•	LANB is a successful $1.3 billion bank with six branches in the Northern New Mexico area (two in Los Alamos, three in Santa Fe and one in Albuquerque).

•	The merger expands our footprint in southwest markets, consistent with our move into Phoenix.

•	LANB’s consumer deposit base supplements Enterprise’s more business-related core deposits, accelerating the combined bank’s capacity to efficiently fund future growth.

•
The merger propels Enterprise into an over $7 billion banking company, with robust earning power, ample scale, a materially stronger position in every market and an even more compelling value proposition.

•
Enterprise has significant experience in mergers, having successfully completed many in recent years. The Enterprise and LANB leadership teams are committed to making this transition as seamless as possible.

We are in the early stages of the process, and this transaction is subject to approval by the shareholders of Trinity Capital Corporation (LANB’s holding company), as well as the receipt of various other closing conditions, so we are not one company yet. We will continue to function as two separate companies until the transaction is completed which I anticipate will happen early in 2019.
I’m sure you have many questions about this news. We’ll be taking time at the upcoming town hall on Monday to share more information. You can send questions in advance to townhall@enterprisebank.com.
Today’s announcement is the culmination of many years of hard work and something about which we should all feel proud. Please join me in welcoming LANB to Enterprise. I hope you are as excited as I am about this new chapter in our history.
Jim

Forward-looking Statements
Certain statements contained in this filing may be considered forward-looking statements. These forward-looking statements may include: statements regarding the Merger, the range of consideration of the Merger and the ability of the parties to consummate the Merger. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. EFSC does not assume any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the Merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to the completion of the Merger or thereafter, EFSC’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in EFSC’s filings with the Securities and Exchange Commission (the “SEC”). For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Additional Information About the Merger and Where to Find It
In connection with the proposed merger transaction, EFSC will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Trinity, and a Prospectus of EFSC, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and any other relevant documents filed with the SEC, including the Proxy Statement/Prospectus that will be part of the Registration Statement, as well as any amendments or supplements to those documents, when it becomes available, because they will contain important information about the proposed acquisition.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about EFSC and Trinity, may be obtained at the SEC’s Internet site (http://www.sec.gov).

EFSC and Trinity and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Trinity in connection with the proposed merger. Information about the directors and executive officers of EFSC is set forth in the proxy statement for EFSC’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2018 and as amended by supplements to the proxy statement filed with the SEC on March 14, 2018, March 30, 2018, and April 19, 2018.  Information about the directors and executive officers of Trinity is set forth in the proxy statement for Trinity’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 20, 2018.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.